UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2014

Date of Report

(Date of Earliest Event Reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

Oust Vest 4

4811 HT Breda

The Netherlands

(Address of principal executive offices)

011-31-630-048-023

(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 27, 2014, at a validly called annual meeting of the stockholders of the Company, where there were present 94.59% (or 9,417,988) of the total outstanding voting shares of Common Stock. The matters submitted to a vote of the common stockholders at the meeting and the voting results therefor are as follows:

Proposal 1: Election of Directors

To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Dirk Benschop	9,417,988	0	0	0
Gustavo Gomez	9,417,988	0	0	0
Les Pettitt	9,417,988	0	0	0
Jan M. Hovers	9,417,988	0	0	0
Ralph Kröner	9,417,988	0	0	0

Proposal 2: Ratify the appointment of independent auditors

To ratify the appointment of Coulter & Justus, P.C. as the independent auditors of Teleconnect Inc. for the fiscal year ending September 30, 2014.

For	Against	Abstain	Broker Non-Votes
9,417,988	0	0	0

Proposal 3: Non-binding approval of executive compensation

To obtain non-binding advisory approval of the compensation paid to Teleconnect’s executive officers.

For	Against	Abstain	Broker Non-Votes
9,417,988	0	0	0

Proposal 4: To obtain a non-binding advisory vote on the frequency of future votes regarding executive compensation.

No. of years	For	Against	Abstain	Broker Non-Votes
1	106,383	9,311,605	0	0
2	9,311,605	106,383	0	0
3	0	9,417,988	0	0

Proposal 5: Ratification of the Board of Directors’ actions and decisions since the last shareholder meeting.

For	Against	Abstain	Broker Non-Votes
9,417,988	0	0	0

Item 5.07(d)

Based on the results of the voting in relation to Proposal 4 regarding the frequency of future votes on the compensation of executives, the Board has decided to include a non-binding advisory shareholder vote on the compensation of executives in its proxy materials each 2 year period.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2014	Teleconnect Inc.

/s/ Dirk L. Benschop

Dirk L. Benschop,
Chief Executive Officer and President